Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585

DaVita Inc. 4th Quarter 2018 Results
Denver, Colorado, February 13, 2019 — DaVita Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2018.
Fourth quarter 2018 financial highlights:

•	Consolidated revenues of $2,821 million.

•	Operating income of $388 million, including advocacy costs of $30 million.

•	Operating cash flow of $307 million and free cash flow of $112 million, from continuing operations.

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net income (loss) attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$160	$156	$624	$901
Per share	$0.96	$0.85	$3.62	$4.71
Adjusted net income from continuing operations(1)	$149	$170	$616	$635
Per share adjusted(1)	$0.90	$0.92	$3.57	$3.32
Net (loss) income	$(150)	$303	$159	$664
Per share	$(0.90)	$1.64	$0.92	$3.47

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Operating income:	(dollars in millions)
Operating income	$388	$150	$1,526	$1,813
Adjusted operating income(1)	$370	$430	$1,513	$1,616

(1)	For the definitions of non-GAAP financial measures such as adjusted net income from continuing operations attributable to DaVita Inc., see the note titled “Note on Non-GAAP Financial Measures” below.
Current items impacting operating income:
Advocacy costs: During the three and twelve months ended December 31, 2018, we incurred advocacy costs of $30 million and $93 million, respectively, in countering union policy efforts, including ballot initiatives. These costs are included in the U.S. dialysis and related lab services segment in general and administrative expenses.

Non-GAAP adjustments to operating income:
Gain on changes in ownership interest: During the fourth quarter of 2018, we acquired a controlling interest in a previously nonconsolidated dialysis partnership. As a result of this transaction, we consolidated this partnership and recognized a non-cash gain of $28 million on our previously held ownership interest in this partnership.
Equity loss on impairments and changes in business ownership: During the fourth quarter of 2018, we recognized a reduction in equity earnings of $2 million as a result of impairment charges recognized by our Asia Pacific joint venture (APAC JV). In addition, we recognized an equity investment loss of $9 million due to the APAC JV's sale of our India business.

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(dollars in millions)
Operating charges:
Gain on changes in ownership interests, net	$(28)	$—	$(61)	$(6)
Impairment charges	—	280	20	330
Gain on settlement, net	—	—	—	(527)
Equity investment loss (income):
Loss due to business sale in APAC JV	9	—	9	—
Loss due to impairments in APAC JV	2	—	8	6
Income related to gain on settlement	—	—	—	(3)
Loss related to restructuring charges	—	—	—	1
General and administrative:
Restructuring charges	—	—	11	2
Total non-GAAP adjustments	$(18)	$280	$(13)	$(197)
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.
Valuation adjustment on assets held for sale: On December 11, 2018, we entered into an amendment to the agreement to sell our DMG business that, among other things, reduced the purchase price from $4.9 billion to $4.34 billion. The closing of the transaction remains subject to receipt of required regulatory approval and other customary closing conditions. As a result of entering into this amendment, we recorded an additional charge of approximately $252 million on our DMG business which included a $219 million valuation adjustment, a $42 million goodwill impairment charge and $8 million in related tax benefit on this held-for-sale business.
Financial and operating metrics:

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Cash flow:	(dollars in millions)
Operating cash flow	$389	$345	$1,772	$1,913
Operating cash flow from continuing operations	$307	$287	$1,481	$1,556
Free cash flow from continuing operations	$112	$150	$869	$1,042
Volume: Total U.S. dialysis treatments for the fourth quarter of 2018 were 7,552,412, or 95,119 treatments per day, representing a per day increase of 3.1% over the fourth quarter of 2017. Normalized non-acquired treatment growth in the fourth quarter of 2018 as compared to the fourth quarter of 2017 was 2.6%.
Effective income tax rate: Our effective income tax rate on income from continuing operations was 20.0% and 24.6% for the three and twelve months ended December 31, 2018, respectively. These effective income tax rates are impacted by the amount of third party owners' income attributable to non-tax paying entities. The effective income tax rate on income from continuing operations attributable to DaVita Inc. was 24.3% and 29.2% for the three and twelve months ended December 31, 2018, respectively.

Our effective income tax rate on income from continuing operations attributable to DaVita Inc. for the three months ended December 31, 2018 was impacted by the net gain on business ownership changes, an equity investment loss on a business sale and impairment charges in the APAC JV. Excluding these items from the three months ended December 31, 2018, our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. would have been 23.1%. For the twelve months ended December 31, 2018, our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. remained 29.2%, as our net non-GAAP adjustments did not impact the rate for this period. Our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. for the three months ended December 31, 2018 decreased from the three months ended September 30, 2018, due to the recognition of state tax and deferred year end true-ups.
Center activity: As of December 31, 2018, we provided dialysis services to a total of approximately 227,700 patients at 2,905 outpatient dialysis centers, of which 2,664 centers were located in the United States and 241 centers were located in 9 countries outside of the United States. During the fourth quarter of 2018, we opened a total of 34 new dialysis centers, acquired 13 dialysis centers, closed two centers and sold one center in the United States. In addition, our international dialysis operations acquired 10 dialysis centers, developed two dialysis centers and sold 22 dialysis centers outside of the United States during the fourth quarter of 2018.
Outlook
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for effective income tax rate on income from continuing operations on a GAAP basis nor a reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure on a forward-looking basis because we are unable to predict certain items contained in the GAAP measure without unreasonable efforts. The guidance below does not include the impact of foreign currency fluctuations. The guidance for effective income tax rate on income from continuing operations attributable to DaVita Inc. does not include the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	2019 Guidance
	Low	High
	(dollars in billions)
Consolidated operating income	$1.540	$1.640
Operating cash flow from continuing operations	$1.375	$1.575
Effective income tax rate attributable to DaVita Inc.	28.5%	29.5%
We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2018, on February 14, 2019, at 9:00 a.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, we use adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures are useful to management, investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. We also believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities, and the effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology from continuing operations. We believe this non-GAAP measure is useful to management, investors and analysts as an adjunct to cash flow from operating activities from continuing operations and other measures under GAAP, since free cash flow from continuing operations is meaningful for assessing our ability to fund acquisition and development activities and meet our debt service obligations.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
Reconciliations of the non-GAAP measures presented herein to their most comparable GAAP measures are included at Notes 2, 3, 4 and 5 at the end of this press release.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “we are confident that,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based on information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2019 consolidated operating income, our 2019 operating cash flows from continuing operations, our 2019 effective income tax rate attributable to DaVita Inc., our expected advocacy costs, our expectations regarding the pending DMG sale transaction, our expectations related to our stock repurchase program, and uncertainties associated with the other risk factors set forth in our most recent quarterly report on Form 10-Q and the other risks discussed in our subsequent reports filed with the SEC from time to time.
Our actual results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare exchanges or changes in or new legislation, regulations or guidance, or enforcement thereof, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation or ballot or other initiatives, including healthcare-related and labor-related legislation, regulation or ballot or other initiatives;

•
the impact of the changing political environment and related developments on the current health care marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	uncertainties related to the impact of federal tax reform legislation;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•
legal compliance risks, such as our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other current or potential settlement terms and the financial impact thereof and our ability to recover any losses related to such legal matters from third parties;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including our ability to achieve anticipated savings from our recent restructurings;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
noncompliance by us or our business associates with any privacy laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•	the variability of our cash flows;

•
the risk that we may not be able to generate sufficient cash in the future to service our indebtedness or to fund our other liquidity needs, and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, including market conditions, the price of our common stock, our cash flow position, borrowing capacity and leverage ratios, and legal, regulatory and contractual requirements;

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to consistently operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets;

•
the risks and uncertainties associated with the timing, conditions and receipt of regulatory approvals and satisfaction of other closing conditions of the DMG sale transaction and continued disruption in connection with the DMG sale transaction making it more difficult to maintain business and operational relationships;

•	risks and uncertainties related to our ability to complete the DMG sale transaction on the timetable expected, and on the terms set forth in the equity purchase agreement or at all;

•	uncertainties related to our liquidity following the close of the DMG sale transaction and our planned subsequent entry into new external financing arrangements, which may be less than we anticipate;

•
uncertainties related to our use of the proceeds from the DMG sale transaction and other available funds, including external financing and cash flow from operations, which may be used in ways that may not improve our results of operations or enhance the value of our common stock;

•	risks related to certain contractual restrictions on the conduct of DMG’s business while the DMG sale transaction is pending;

•	the risk that we may recognize additional valuation adjustments or goodwill impairment related to DMG;

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business;

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation;

•	the risk that any reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability;

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability;

•	the risk that reductions in the quality ratings of health plans DMG serves or healthcare services that DMG provides could have an adverse effect on DMG’s business; and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.

DAVITA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Dialysis and related lab patient service revenues	$2,729,803	$2,614,732	$10,709,981	$10,093,670
Provision for uncollectible accounts	(13,749)	(149,385)	(49,587)	(485,364)
Net dialysis and related lab patient service revenues	2,716,054	2,465,347	10,660,394	9,608,306
Other revenues	105,070	315,566	744,457	1,268,328
Total revenues	2,821,124	2,780,913	11,404,851	10,876,634
Operating expenses and charges:
Patient care costs and other costs	2,027,069	1,941,687	8,195,513	7,640,005
General and administrative	268,532	265,424	1,135,454	1,064,026
Depreciation and amortization	155,157	144,367	591,035	559,911
Equity investment loss	10,610	3,184	4,484	8,640
Provision for uncollectible accounts	—	(5,652)	(7,300)	(7,033)
Investment and other asset impairments	—	280,066	17,338	295,234
Goodwill impairment charges	—	1,500	3,106	36,196
Gain on changes in ownership interest, net	(28,152)	—	(60,603)	(6,273)
Gain on settlement, net	—	—	—	(526,827)
Total operating expenses and charges	2,433,216	2,630,576	9,879,027	9,063,879
Operating income	387,908	150,337	1,525,824	1,812,755
Debt expense	(128,300)	(108,997)	(487,435)	(430,634)
Other (loss) income, net	(494)	5,485	10,089	17,665
Income from continuing operations before income taxes	259,114	46,825	1,048,478	1,399,786
Income tax expense (benefit)	51,748	(150,267)	258,400	323,859
Net income from continuing operations	207,366	197,092	790,078	1,075,927
Net (loss) income from discontinued operations, net of tax	(309,209)	143,587	(457,038)	(245,372)
Net (loss) income	(101,843)	340,679	333,040	830,555
Less: Net income attributable to noncontrolling interests	(47,929)	(37,283)	(173,646)	(166,937)
Net (loss) income attributable to DaVita Inc.	$(149,772)	$303,396	$159,394	$663,618
Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$0.97	$0.86	$3.66	$4.78
Basic net (loss) income per share	$(0.90)	$1.66	$0.93	$3.52
Diluted net income from continuing operations per share	$0.96	$0.85	$3.62	$4.71
Diluted net (loss) income per share	$(0.90)	$1.64	$0.92	$3.47
Weighted average shares for earnings per share:
Basic	165,984,925	182,261,673	170,785,999	188,625,559
Diluted	166,477,914	184,825,329	172,364,581	191,348,533
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$160,332	$156,210	$624,321	$901,277
Net (loss) income from discontinued operations	(310,104)	147,186	(464,927)	(237,659)
Net (loss) income attributable to DaVita Inc.	$(149,772)	$303,396	$159,394	$663,618

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net (loss) income	$(101,843)	$340,679	$333,040	$830,555
Other comprehensive income, net of tax:
Unrealized (losses) gains on interest rate cap agreements:
Unrealized (losses) gains	(953)	42	(133)	(5,437)
Reclassification into net income	1,606	1,265	6,286	5,058
Unrealized losses (gains) on investments:
Unrealized gains	—	228	—	3,705
Reclassification into net income	—	1	—	(220)
Unrealized (losses) gains on foreign currency translation:
Foreign currency translation adjustments	(6,469)	8,222	(45,944)	99,770
Other comprehensive (loss) income	(5,816)	9,758	(39,791)	102,876
Total comprehensive (loss) income	(107,659)	350,437	293,249	933,431
Less: Comprehensive income attributable to noncontrolling interests	(47,929)	(37,283)	(173,646)	(166,935)
Comprehensive (loss) income attributable to DaVita Inc.	$(155,588)	$313,154	$119,603	$766,496

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Year ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$333,040	$830,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	591,035	777,485
Impairment charges	61,981	981,589
Valuation adjustment on disposal group	316,840	—
Stock-based compensation expense	73,061	35,092
Deferred income taxes	273,660	(395,217)
Equity investment income, net	26,449	28,925
Gain on sales of business interests, net	(85,699)	(23,402)
Other non-cash charges, net	82,374	66,920
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(81,176)	(156,305)
Inventories	73,505	(18,625)
Other receivables and other current assets	236,995	(111,432)
Other long-term assets	3,497	(11,945)
Accounts payable	(35,959)	26,876
Accrued compensation and benefits	84,165	(78,239)
Other current liabilities	(157,462)	1,908
Income taxes	(23,635)	(52,176)
Other long-term liabilities	(1,031)	11,157
Net cash provided by operating activities	1,771,640	1,913,166
Cash flows from investing activities:
Additions of property and equipment	(987,138)	(905,250)
Acquisitions	(183,156)	(803,879)
Proceeds from asset and business sales	150,205	92,336
Purchase of investments available for sale	(8,448)	(13,117)
Purchase of investments held-to-maturity	(5,963)	(228,990)
Proceeds from sale of investments available for sale	9,526	6,408
Proceeds from investments held-to-maturity	34,862	492,470
Purchase of equity investments	(19,177)	(4,816)
Distributions received on equity investments	3,646	106
Net cash used in investing activities	(1,005,643)	(1,364,732)

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(unaudited)
(dollars in thousands)

	Year ended December 31,
	2018	2017
Cash flows from financing activities:
Borrowings	59,576,291	50,991,960
Payments on long-term debt and other financing costs	(58,881,514)	(50,837,112)
Purchase of treasury stock	(1,161,511)	(802,949)
Distributions to noncontrolling interests	(196,441)	(211,467)
Stock award exercises and other share issuances, net	13,577	21,252
Contributions from noncontrolling interests	52,311	74,552
Proceeds from sales of additional noncontrolling interests	15	2,864
Purchases of noncontrolling interests	(28,082)	(5,357)
Net cash used in financing activities	(625,354)	(766,257)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,350)	254
Net increase (decrease) in cash, cash equivalents and restricted cash	137,293	(217,569)
Less: Net increase (decrease) in cash, cash equivalents and restricted cash from discontinued operations	240,793	(53,026)
Net decrease in cash, cash equivalents and restricted cash from continuing operations	(103,500)	(164,543)
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	518,920	683,463
Cash, cash equivalents and restricted cash of continuing operations at end of the year	$415,420	$518,920

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except per share data)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$323,038	$508,234
Restricted cash and equivalents	92,382	10,686
Short-term investments	2,935	32,830
Accounts receivable, net	1,858,608	1,714,750
Inventories	107,381	181,799
Other receivables	469,796	399,262
Income tax receivable	68,614	49,440
Prepaid and other current assets	111,840	112,058
Current assets held for sale, net	5,389,565	5,761,642
Total current assets	8,424,159	8,770,701
Property and equipment, net	3,393,669	3,149,213
Intangible assets, net	95,329	113,827
Equity method and other investments	224,611	245,534
Long-term investments	35,424	37,695
Other long-term assets	71,583	47,287
Goodwill	6,865,477	6,610,279
	$19,110,252	$18,974,536
LIABILITIES AND EQUITY
Accounts payable	$463,270	$509,116
Other liabilities	595,850	579,005
Accrued compensation and benefits	658,913	616,116
Current portion of long-term debt	1,929,369	178,213
Current liabilities held for sale	1,243,759	1,185,070
Total current liabilities	4,891,161	3,067,520
Long-term debt	8,172,847	9,158,018
Other long-term liabilities	450,669	365,325
Deferred income taxes	562,536	486,247
Total liabilities	14,077,213	13,077,110
Commitments and contingencies:
Noncontrolling interests subject to put provisions	1,124,641	1,011,360
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 166,387,307 and 182,462,278 shares issued and outstanding, respectively)	166	182
Additional paid-in capital	995,006	1,042,899
Retained earnings	2,743,194	3,633,713
Accumulated other comprehensive (loss) income	(34,924)	13,235
Total DaVita Inc. shareholders' equity	3,703,442	4,690,029
Noncontrolling interests not subject to put provisions	204,956	196,037
Total equity	3,908,398	4,886,066
	$19,110,252	$18,974,536

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2018
	December 31, 2018	September 30, 2018	December 31, 2017
1. Consolidated Business Metrics:
Operating income margin	13.8%	10.2%	5.4%	13.4%
Adjusted operating income margin excluding certain items(2) (6)	13.1%	11.0%	15.5%	13.3%
General and administrative expenses as a percent of consolidated revenues(3)	9.5%	11.8%	9.5%	10.0%
Effective income tax rate on income from continuing operations	20.0%	31.1%	(320.9)%	24.6%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(2)	24.3%	41.4%	(2,590.5)%	29.2%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(2)	23.1%	38.0%	40.4%	29.2%

2. Summary of Division Financial Results:
Revenues(1)
U.S. net dialysis and related lab patient services and other	$2,633	$2,577	$2,393	$10,336
Other—Ancillary services and strategic initiatives
U.S. other	100	191	316	749
International net dialysis patient service and other	124	113	95	447
	224	304	410	1,196
Eliminations	(35)	(34)	(23)	(127)
Total consolidated revenues	$2,821	$2,847	$2,781	$11,405
Operating income (loss)
U.S. dialysis and related lab services	$437	$390	$459	$1,710
Other—Ancillary services and strategic initiatives
U.S.	(19)	(50)	(2)	(70)
International	(10)	(10)	(294)	(23)
	(29)	(60)	(296)	(94)
Corporate administrative support	(20)	(41)	(12)	(90)
Total consolidated operating income	$388	$289	$150	$1,526

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2018
	December 31, 2018	September 30, 2018	December 31, 2017
3. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:(1)
Net dialysis and related lab patient service revenues	$2,628	$2,572	$2,388	$10,316
Other revenues	5	5	5	20
Total operating revenues	2,633	2,577	2,393	10,336
Operating expenses:
Patient care costs	1,872	1,819	1,619	7,280
General and administrative	210	233	186	836
Depreciation and amortization	147	139	134	559
Equity investment income	(5)	(4)	(5)	(20)
Gain on changes in ownership interests, net	(28)	—	—	(28)
Total operating expenses	2,196	2,187	1,934	8,626
Segment operating income	$437	$390	$459	$1,710
Reconciliation for non-GAAP measure:
Gain on changes in ownership interests, net	(28)	—	—	(28)
Adjusted segment operating income(2)	$409	$390	$459	$1,682

4. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	7,552,412	7,377,277	7,244,555	29,435,304
Number of treatment days	79.4	78.0	78.5	312.9
Treatments per day	95,119	94,580	92,287	94,073
Per day year over year increase	3.1%	4.0%	5.8%	4.0%
Normalized non-acquired treatment growth year over year	2.6%	3.3%	3.5%
Operating net revenues(1)
Dialysis and related lab services net revenue per treatment	$347.97	$348.62	$329.68	$350.47
Expenses
Patient care costs per treatment	$247.81	$246.55	$223.47	$247.32
General and administrative expenses per treatment	$27.86	$31.64	$25.67	$28.40
Accounts receivable
Net receivables	$1,703	$1,643	$1,524
DSO	60	59	60

5. Discontinued Operations
Operating results
Net revenues(1)	$1,231	$1,253	$1,215	$4,964
Expenses	1,282	1,261	1,238	4,962
Valuation adjustment	219	98	—	317
Goodwill impairment charges	42	—	—	42
Loss from discontinued operations before taxes	(313)	(106)	(23)	(357)
Income tax (benefit) expense	(3)	106	(167)	100
Net (loss) income from discontinued operations, net of tax	$(309)	$(212)	$144	$(457)

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2018
	December 31, 2018	September 30, 2018	December 31, 2017
6. Cash Flow:
Operating cash flow	$389	$458	$345	$1,772
Operating cash flow from continuing operations	$307	$362	$287	$1,481
Operating cash flow from continuing operations, last twelve months	$1,481	$1,460	$1,556
Free cash flow from continuing operations(2)	$112	$226	$150	$869
Free cash flow from continuing operations, last twelve months(2)	$869	$908	$1,042
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$139	$90	$91	$415
Development and relocations	$123	$130	$152	$487
Acquisition expenditures	$65	$22	$57	$176
Proceeds from sale of self-developed properties	$13	$7	$7	$45

7. Debt and Capital Structure:
Total debt(4)(5)	$10,154	$10,278	$9,400
Net debt, net of cash and cash equivalents(4)(5)	$9,831	$9,830	$8,892
Leverage ratio (see calculation on page 15)	4.52x	4.29x	3.63x
Weighted average effective interest rate:
During the quarter	5.07%	4.93%	4.80%
At end of the quarter	5.19%	5.03%	4.88%
On the senior secured credit facilities at end of the quarter	5.11%	4.80%	4.45%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	48%	47%	52%
Debt with rates fixed or capped by cap agreements	82%	81%	89%
Share repurchases	$—	$344	$462	$1,154
Total number of shares repurchased	—	4,849,051	7,409,849	16,844,067
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
On January 1, 2018, the Company adopted FASB Accounting Standards Codification Topic 606 Revenue from Contracts with Customers using the cumulative effect method for those contracts which were not substantially completed as of January 1, 2018. Results for reporting periods beginning on and after January 1, 2018 are presented under Topic 606, while prior period amounts continue to be reported in accordance with our historical accounting under Revenue Recognition (Topic 605).

(2)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(3)
General and administrative expenses includes certain corporate support, long-term incentive compensation and advocacy costs. In addition, the three months ended September 30, 2018 and twelve months ended December 31, 2018 also include restructuring charges.

(4)
The reported balance sheet amounts at December 31, 2018, September 30, 2018 and December 30, 2017, exclude $52.0 million, $53.6 million and $64.0 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs. The reported balance sheet amounts exclude DMG debt which is classified as held for sale liabilities for all periods presented.

(5)	The reported total debt and net debt, net of cash and cash equivalents, excludes DMG cash and debt classified as held for sale assets and liabilities, respectively, for all periods presented.

(6)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended December 31, 2018
Net income attributable to DaVita Inc.	$159,394
Income taxes	358,168
Interest expense	451,251
Depreciation and amortization	591,035
Impairment charges	61,981
Noncontrolling interests and equity investment income, net	183,855
Stock-settled stock-based compensation	73,081
Gain on changes in ownership interest, net	(85,699)
Valuation adjustment on disposal group	316,840
Other	41,084
“Consolidated EBITDA”	$2,150,990

December 31, 2018
Total debt, excluding debt discount and other deferred financing costs of $52.0 million	$10,190,763
Letters of credit issued	36,987
10,227,750
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(501,695)
Consolidated net debt	$9,726,055
Last twelve months “Consolidated EBITDA”	$2,150,990
Leverage ratio	4.52x
In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of December 31, 2018. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands, except for per share data)
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures. For more information on the nature, purposes and limitations of these non-GAAP measures, see our “Note on Non-GAAP Financial Measures” on page 4.

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	December 31, 2018		September 30, 2018		December 31, 2017
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$160,332	$0.96	$73,371	$0.44	$156,210	$0.85
Operating charges:
(Gain) loss on changes in ownership interests, net	(28,152)	(0.17)	1,506	0.01	—	—
Impairment of other assets	—	—	6,093	0.04	—	—
Impairment of investments	—	—	—	—	280,066	1.52
Equity investment loss (income):
Loss due to business sale in APAC JV	8,715	0.05	—	—	—	—
Loss due to impairments in APAC JV	1,530	0.01	5,995	0.04	—	—
General and administrative:
Restructuring charges	—	—	11,366	0.07	—	—
Tax reform	—	—	—	—	(251,510)	(1.36)
Related income tax	6,719	0.04	(5,190)	(0.03)	(14,418)	(0.08)
Adjusted net income from continuing operations attributable to DaVita Inc.	$149,144	$0.90	$93,141	$0.56	$170,348	$0.92

	Year ended
	December 31, 2018		December 31, 2017
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$624,321	$3.62	$901,277	$4.71
Operating charges:
Gain on changes in ownership interests, net	(60,603)	(0.35)	(6,273)	(0.03)
Impairment of other assets	17,338	0.10	15,168	0.08
Impairment of investments	—	—	280,066	1.46
Goodwill impairment charges	3,106	0.02	34,696	0.18
Gain on settlement, net	—	—	(526,827)	(2.75)
Equity investment loss (income):
Loss due to business sale in APAC JV	8,715	0.05	—	—
Loss due to impairments in APAC JV	7,525	0.04	6,293	0.03
Income related to gain on settlement	—	—	(2,677)	(0.01)
Loss related to restructuring charges	—	—	1,000	0.01
General and administrative:
Restructuring charges	11,366	0.07	1,700	0.01
Tax reform	—	—	(251,510)	(1.31)
Noncontrolling interests associated with adjustments:
Gain on settlement, net	—	—	24,029	0.13
Goodwill impairment charges	—	—	(9,865)	(0.05)
Related income tax	4,181	0.02	167,818	0.88
Adjusted net income from continuing operations attributable to DaVita Inc.	$615,949	$3.57	$634,895	$3.32
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 3:    Adjusted operating income

	Three months ended			Year ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Consolidated:
Operating income	$387,908	$289,038	$150,337	$1,525,824	$1,812,755
Operating charges:
(Gain) loss on changes in ownership interests, net	(28,152)	1,506	—	(60,603)	(6,273)
Impairment of other assets	—	6,093	—	17,338	15,168
Impairment of investments	—	—	280,066	—	280,066
Goodwill impairment charges	—	—	—	3,106	34,696
Gain on settlement, net	—	—	—	—	(526,827)
Equity investment loss (income):
Loss due to business sale in APAC JV	8,715	—	—	8,715	—
Loss due to impairments in APAC JV	1,530	5,995	—	7,525	6,293
Income related to gain on settlement	—	—	—	—	(2,677)
Loss related to restructuring charges	—	—	—	—	1,000
General and administrative:
Restructuring charges	—	11,366	—	11,366	1,700
Adjusted operating income	$370,001	$313,998	$430,403	$1,513,271	$1,615,901

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

	Three months ended			Year ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Consolidated:
U.S. dialysis and related lab services:
Segment operating income	$436,893	$390,006	$459,210	$1,709,721	$2,297,198
Gain on changes in ownership interests, net	(28,152)	—	—	(28,152)	—
Gain on settlement, net	—	—	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	—	—	(2,677)
Adjusted U.S. dialysis and related lab services operating income	408,742	390,006	459,210	1,681,570	1,767,694
Other - Ancillary services and strategic initiatives:
U.S.
Segment operating loss	(18,993)	(50,170)	(2,452)	(70,396)	(110,269)
Loss (gain) on changes in ownership interests	—	1,506	—	(33,699)	—
Impairment of other assets	—	6,093	—	17,338	15,168
Goodwill impairment charges	—	—	—	—	34,696
Restructuring charges	—	11,366	—	11,366	—
Adjusted operating loss	(18,993)	(31,205)	(2,452)	(75,390)	(60,405)
International
Segment operating loss	(10,489)	(9,963)	(294,043)	(23,394)	(329,209)
Loss (gain) on changes in ownership interests	—	—	—	1,248	(6,273)
Impairment on investment	—	—	280,066	—	280,066
Goodwill impairment charge	—	—	—	3,106	—
Equity investment loss (income):
Loss due to business sale in APAC JV	8,715	—	—	8,715	—
Loss due to impairments in APAC JV	1,530	5,995	—	7,525	6,293
Loss related to restructuring charges	—	—	—	—	1,000
Restructuring charges	—	—	—	—	1,700
Adjusted operating loss	(245)	(3,967)	(13,977)	(2,800)	(46,422)
Adjusted Other - Ancillary services and strategic initiatives operating loss	(19,238)	(35,172)	(16,428)	(78,190)	(106,827)
Corporate administrative support:
Segment operating loss	(19,502)	(40,836)	(12,378)	(90,108)	(44,966)
Adjusted operating income	$370,001	$313,998	$430,403	$1,513,271	$1,615,901
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates and adjusted effective income tax rates
The effective income tax rate on income from continuing operations and on income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Year ended December 31, 2018
	December 31, 2018	September 30, 2018	December 31, 2017
Income from continuing operations before income taxes	$259,114	$167,118	$46,825	$1,048,478
Income tax expense (benefit)	$51,748	$52,047	$(150,267)	$258,400
Effective income tax rate on income from continuing operations	20.0%	31.1%	(320.9)%	24.6%

	Three months ended			Year ended December 31, 2018
	December 31, 2018	September 30, 2018	December 31, 2017
Income from continuing operations before income taxes	$259,114	$167,118	$46,825	$1,048,478
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(47,203)	(41,880)	(41,019)	(166,545)
Income before income taxes attributable to DaVita Inc.	$211,911	$125,238	$5,806	$881,933

Income tax expense (benefit)	$51,748	$52,047	$(150,267)	$258,400
Less: Income tax attributable to noncontrolling interests	(169)	(180)	(137)	(788)
Income tax expense (benefit) attributable to DaVita Inc.	$51,579	$51,867	$(150,404)	$257,612

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	24.3%	41.4%	(2,590.5)%	29.2%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Year ended December 31, 2018
	December 31, 2018	September 30, 2018	December 31, 2017
Income from continuing operations before income taxes	$259,114	$167,118	$46,825	$1,048,478
Operating charges:
(Gain) loss on changes in ownership interests, net	(28,152)	1,506	—	(60,603)
Impairment of other assets	—	6,093	—	17,338
Impairment of investments	—	—	280,066	—
Goodwill impairment charges	—	—	—	3,106
Equity investment loss (income):
Loss due to business sale in APAC JV	8,715	—	—	8,715
Loss due to impairments in APAC JV	1,530	5,995	—	7,525
General and administrative:
Restructuring charges	—	11,366	—	11,366
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(47,203)	(41,880)	(41,019)	(166,545)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$194,004	$150,198	$285,872	$869,380
Income tax expense (benefit)	$51,748	$52,047	$(150,267)	$258,400
Add income tax related to:
(Gain) loss on changes in ownership interests, net	(7,247)	388	—	(13,004)
Impairment of other assets	—	1,568	—	4,463
Impairment of investments	—	—	14,418	—
Goodwill impairment charges	—	—	—	598
Equity investment loss (income):
Loss due to business sale in APAC JV	449	—	—	449
Loss due to impairments in APAC JV	79	308	—	387
Restructuring charges	—	2,926	—	2,926
Tax reform	—	—	251,510	—
Less income tax related to:
Noncontrolling interests	(169)	(180)	(137)	(788)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$44,860	$57,057	$115,524	$253,431
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	23.1%	38.0%	40.4%	29.2%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 5:    Free cash flow from continuing operations

	Three months ended
	December 31, 2018	September 30, 2018	December 31, 2017
Cash provided by continuing operating activities	$307,278	$361,786	$286,716
Less: Distributions to noncontrolling interests	(56,768)	(45,667)	(45,429)
Cash provided by continuing operating activities attributable to DaVita Inc.	250,510	316,119	241,287
Less: Expenditures for routine maintenance and information technology	(138,745)	(90,154)	(91,355)
Free cash flow from continuing operations	$111,765	$225,965	$149,932

	Rolling 12-Month Period
	December 31, 2018	September 30, 2018	December 31, 2017
Cash provided by continuing operating activities	$1,480,956	$1,460,394	$1,555,892
Less: Distributions to noncontrolling interests	(196,441)	(185,102)	(210,892)
Cash provided by continuing operating activities attributable to DaVita Inc.	1,284,515	1,275,292	1,345,000
Less: Expenditures for routine maintenance and information technology	(415,038)	(367,648)	(302,697)
Free cash flow from continuing operations	$869,477	$907,644	$1,042,303
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.